Exhibit 10.4

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) effective as of January 24, 2012, by and among Brain Tree International, Inc., a Utah corporation (“Brain Tree” or the “Merging Company”), Trunity Holdings, Inc., a Delaware corporation (“THI” or the “Surviving Corporation”), and Trunity, Inc., a Delaware corporation (“Trunity”).

WHEREAS, THI owns 90.1% of the issued common stock of Brain Tree and THI (the “Constituent Companies”) wish to effect a business combination through a merger (the “Merger”) of the Merging Company with and into THI, with THI being the surviving corporation, on the terms and conditions set forth in this Agreement and in accordance with section 253 of the Delaware General Corporation Law, as amended (the “DGCL”); and section 704 of the Utah Revised Business Corporation Act.

WHEREAS, the Board of Directors of the Merging Company has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interest of the Merging Company’s stockholders; and

WHEREAS, the Board of Directors of THI has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, and have determined that this Agreement, the Merger and the other transactions contemplated hereby are in the best interest of its stockholders.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        The Merger.

.  Subject to the terms and conditions of this Agreement, at the Effective Date (as defined in Section 2), Brain Tree and THI shall consummate the Merger pursuant to which (a) the Merging Company shall be merged with and into THI and the separate corporate existence of the Merging Company shall thereupon cease, (b) THI shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of THI with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.  The Merger shall have the effects specified in the DGCL.

2.        Effective Date.

 Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4), the Surviving Corporation shall duly execute a Certificate of  Ownership and Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and file such Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.  The Merger shall become effective upon filing with the Delaware Secretary of State and at such time as the Certificate of Merger, accompanied by payment of the filing fee (as provided in the DGCL), has been examined by and received the endorsed approval of the Secretary of State of the State of Delaware (the “Effective Date”).

3.        Certificate of Incorporation and Bylaws.

  As of the Effective Date, by virtue of the Merger and without any action on the part of the Constituent Companies or any other person being required, the Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of Trunity as in effect immediately prior to the Effective Date until thereafter amended as provided by law and the terms of such Certificate of Incorporation.  As of the Effective Date, the bylaws of the Surviving Corporation shall be the same as the bylaws of THI as in effect immediately prior to the Effective Date until thereafter amended as provided by law and the terms of such bylaws.

4.        Closing.

 The closing of the Merger (the “Closing”) shall occur on a date agreed upon in writing by the Constituent Companies.  The date on which the Closing occurs pursuant to the foregoing sentence is referred to in this Agreement as the “Closing Date.”  The Closing shall take place at the offices of Carlton Fields, P.A., 100 SE Second Street, Suite 4200, Miami, Florida 33131, or at such other place as agreed to by the Constituent Companies.  “Business Day” means any day other than a day on which the office of the Secretary of State of the State of Delaware is closed.

5.        Effect on Capital Stock.

As of the Effective Date, by virtue of the Merger and without any action on the part of the stockholders of the Constituent Companies:

(a)      Each of the 100 shares of common stock of THI issued and outstanding and held by Trunity, representing 100% of THI’s issued and outstanding capital stock, shall be cancelled, and in exchange therefor Trunity shall receive 961,975 shares of the common stock of the Surviving Corporation.

(b)      Each of the 961,975 shares of common stock of the Merging Company held by THI shall be cancelled and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor except as set forth in Section 5(a) above.

(c)      Each of the Merging Company’s 105,063 shares of common stock issued and outstanding immediately prior to the Effective Date and held by shareholders other than THI shall automatically be converted into one share of the common stock of the Surviving Corporation.

       6.         Choice of Law/Consent to Jurisdiction.

All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware.  Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the State of Delaware for any claim, suit or proceeding arising under this Agreement.

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7.        Miscellaneous.

 This Agreement (a) constitutes, together with the Exhibit attached hereto and the documents, instruments and certificates which are entered into in connection herewith, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder, and (c) may be executed in two or more counterparts which together shall constitute a single agreement.

[Signatures on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their respective officers thereunto duly authorized, all effective as of the date first written above.

BRAIN TREE INTERNATIONAL, INC., a Utah corporation

By:	/s/ Donna T. Norman
Donna T. Norman, President

TRUNITY HOLDINGS, INC., a Delaware corporation

By:	/s/ Terry Anderton
Terry Anderton, CEO

TRUNITY, INC., a Delaware corporation

By:	/s/ Terry Anderton
Terry Anderton, President

EXHIBIT A

Certificate of Ownership and Merger

Please see attached.

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

 SUBSIDIARY INTO PARENT
 Section 253
CERTIFICATE OF OWNERSHIP
MERGING

BRAIN TREE INTERNATIONAL, INC.
a Utah corporation

INTO

TRUNITY HOLDINGS, INC.
a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Trunity Holdings Inc. (“Trunity”), a corporation incorporated on the 18th day of  January, 2012 pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY that this Corporation owns 90.1% of the capital stock of Brain Tree International Inc. (“Brain Tree”), a corporation incorporated on the 26th day of July, 1983, pursuant to the provisions of the Utah Revised Business Corporation Act by a resolution of its Board of Directors duly adopted by unanimous written consent signed on the 24th day of January, 2012, determined to and did merge into itself said Brain Tree, which resolution is in the following words to wit:

WHEREAS this Corporation lawfully owns 90.1% of the outstanding stock of Brain Tree International, Inc., a corporation organized and existing under the laws of  Utah; and

WHEREAS, this Corporation desires to merge into itself the said Brain Tree, pursuant to the Agreement and Plan of Merger which is attached as Exhibit “A,” and to be possessed of all of the estate, property rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge into itself said Brain Tree and assume all of its liabilities and obligations;

FURTHER RESOLVED that Brain Tree relinquishes its corporate name and assumes in place thereof the name Trunity Holdings, Inc.;

FURTHER RESOLVED, that an authorized officer of this Corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Brain Tree and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent Corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 24th day of January, 2012.

TRUNITY HOLDINGS, INC.

By:	/s/ Terry Anderton
Name: Terry Anderton
Title: President